Exhibit 99.2

Seagate Technology plc Fiscal Third Quarter 2013 Financial Results

Supplemental Commentary

May 1, 2013

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the earnings conference call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending June 28, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, and in the Company’s quarterly report on Form 10-Q filed with the SEC on January 29, 2013, which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Revenue, Non-GAAP Gross Margin and Earnings per Diluted Share

Seagate achieved third quarter revenue of $3.5 billion. Non-GAAP gross margin as a percentage of revenue was sequentially flat at 27.6%, and non-GAAP earnings per diluted share were $1.26.

Operating Results and Selected Balance Sheet Items

Seagate successfully delivered its portfolio of products to a broad base of customers with product shipments in the March quarter of 56 million units.

Fiscal Q3 Operating Expenses were $483 million, up $46 million over last quarter. On a non-GAAP basis, Operating Expenses were $446 million, up $16 million sequentially, primarily due to increased employee-related expenses and investment in new storage technologies.

Inventory at the end of the December quarter was $833 million, up approximately 4%, sequentially. Fiscal Q3 Days Sales Outstanding was 40, slightly lower than the prior quarter.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business and LaCie, Seagate recognized a non-cash $37 million expense for amortization of acquisition-related intangibles in the March quarter, with approximately $17 million recorded in Cost of Revenue and $20 million in Amortization of Intangibles.

Cash Flow Highlights

For the March quarter, the company generated $678 million in operating cash flow. We repurchased three million of our ordinary shares for approximately $102 million and paid $379 million for the early redemption of a portion of our long-term debt.  Cash, Cash Equivalents, Restricted Cash, and Short-Term Investments totaled $2.0 billion at the end of the March 2013 quarter.

During the first nine months of the fiscal year, the company generated $2.7 billion of operating cash flow, redeemed 53 million ordinary shares for approximately $1.6 billion and paid $381 million in dividends. In total, the company has returned 75% of its operating cash flow to shareholders in fiscal year 2013 to date.

As of March 29, 2013 Seagate had approximately 358 million ordinary shares outstanding and the daily weighted average dilutive share count for the March quarter was 369 million.

CapEx

During the first nine months of the fiscal year, the company spent $658 million in CapEx, of which, approximately $160 million was related to improvements of our global R&D facilities.

Debt Profile

In the March quarter, the company elected to redeem the entire remaining outstanding 10.00% Senior Secured Note on May 1, 2013 for $351 million, including interest and a redemption premium. In the same period, the company also paid $28 million to repurchase a portion of its 7.75% Senior Notes, including interest and premium. The total amount paid for early redemption and repurchase of debt in the March quarter was $379 million, and the balance for future principal payments on long-term debt is currently $2.5 billion.

Disk Drive Market Commentary

All references to addressable markets in this document reflect the Company’s best estimates of industry hard drive product shipments based on external reporting sources. (1 exabyte = approximately 1 billion gigabytes)

During the March quarter, the industry is estimated to have shipped approximately 136 million hard drives, reflecting approximately 109 exabytes of storage capacity. Within this, Seagate shipments represented 41% market share and over 47 exabytes of storage. Average capacity per drive was 842 GB.  For the first nine months of this fiscal year, Seagate has shipped over 138 exabytes of storage, reflecting 33% year-over-year growth.

Enterprise class shipments in the March quarter increased 3% sequentially to 7.5 million. These results include 3.6 million hard drives for mission critical applications and 3.9 million hard drives for nearline storage applications.

Client compute shipments in the March quarter decreased 7% sequentially to 36.6 million disk drives, including 17.0 million mobile hard drives and 19.6 million desktop hard drives.

Non-compute shipments in the March quarter totaled 11.6 million, roughly flat sequentially, including 5.8 million consumer electronics (“CE”) hard drives and 5.8 million Seagate branded hard drives.

Products and Technology Developments

Seagate continues to provide the market with innovative storage solutions through technology research, product development and strategic investment. Looking ahead Seagate is well positioned to address rapidly evolving opportunities in cloud computing, mobile computing, hybrid and solid state storage.

•                  In February, Seagate opened its Korean Design Center, a new research and development (R&D) hub dedicated to developing advanced 2.5-inch hard drive solutions and small form-factor products for the mobile compute and the retail markets.

•                  Also in February, Seagate became a corporate sponsor member of the OpenStack Foundation and Open Compute Project as part of a collaborative effort to partner with industry leaders to define and promote open source standards for cloud computing.

•                  In March, Seagate began shipping its third-generation SSHD products, with a 1TB and 500GB (7mm) for notebooks and 2TB with 8GB of NAND flash for desktops.

•                  Also in March, Seagate shipped its two-billionth hard disk drive. It took Seagate 29 years to reach one billion units shipped and just four years to reach the two billion milestone, driven by explosive data growth in cloud and mobile applications.